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EXHIBIT 99.1

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE            CONTACT: DANIEL M. HEALY
                                          EXECUTIVE VICE PRESIDENT
                                          CHIEF FINANCIAL OFFICER
                                          (631) 844-1258

                            NORTH FORK BANCORPORATION
                     DECLARES ITS REGULAR QUARTERLY DIVIDEND

         MELVILLE, N.Y. - SEPTEMBER 27, 2005 - NORTH FORK BANCORPORATION, INC. (NYSE:NFB) announced that its Board of Directors declared its regular quarterly dividend of $.22 cents per common stock. The dividend will be payable November 15, 2005, to shareholders of record at the close of business on October 28, 2005.

         North Fork is a regional bank holding company headquartered in New York with approximately $60 billion in assets conducting commercial and retail banking from 360 branch locations in the Tri-State area with a complementary national mortgage banking business.